UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 31, 2026

Karyopharm Therapeutics Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36167	26-3931704
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Wells Avenue, 2nd Floor Newton, Massachusetts	02459
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 658-0600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	KPTI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On August 31, 2026, Karyopharm Therapeutics Inc. (the “Company”) announced that it has submitted a supplemental New Drug Application (“sNDA”) to the U.S. Food and Drug Administration (“FDA”) seeking Accelerated Approval for XPOVIO® (selinexor) in combination with ruxolitinib for patients with myelofibrosis. The Company requested Priority Review of the application, which, if granted, could result in a six-month review process. The Company expects to receive notice of the FDA’s decision on sNDA filing acceptance and, if accepted, the anticipated review timelines in the fourth quarter of 2026, following the FDA’s 60-day filing review period.

Following the topline results of the Phase 3 SENTRY trial, the Company has engaged productively with the FDA. The sNDA submitted is based, in part, on data from the SENTRY trial that the Company believes supports a positive benefit-risk profile for the combination, including a promising signal of overall survival. The Company expects approval under the Accelerated Approval pathway would require the FDA to agree that spleen volume reduction ≥ 35% (SVR35) is a reasonably likely surrogate endpoint to predict overall survival. The Company plans to use long-term overall survival data from the Phase 3 SENTRY trial to verify clinical benefit and support conversion from accelerated to traditional approval and expects to continue working with the FDA during its review of the sNDA to finalize the confirmatory evidence plan.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those regarding the Company’s expectations with respect to the FDA’s review timing and the completeness and acceptability of its sNDA submission for selinexor in combination with ruxolitinib in myelofibrosis; Karyopharm’s ongoing engagement with the FDA; the potential availability of the accelerated approval pathway; whether long-term overall survival data from the SENTRY trial will verify clinical benefit; the potential availability of priority review of the sNDA; and the ability of selinexor to treat patients with multiple myeloma, myelofibrosis, and other diseases. Such statements are subject to numerous important factors, risks and uncertainties, many of which are beyond the Company’s control, that may cause actual events or results to differ materially from the Company’s current expectations. For example, there can be no guarantee that the Company will successfully commercialize XPOVIO or that any of the Company’s drug candidates, including selinexor, will successfully complete necessary clinical development phases or that development of any of the Company’s drug candidates will continue. Further, there can be no guarantee that any positive developments in the development or commercialization of the Company’s drug candidate portfolio will result in stock price appreciation. Management’s expectations and, therefore, any forward-looking statements in this Current Report on Form 8-K could also be affected by risks and uncertainties relating to a number of other factors, including the following: the adoption of XPOVIO in the commercial marketplace, the timing and costs involved in commercializing XPOVIO or any of the Company’s drug candidates that receive regulatory approval; the ability to obtain and retain regulatory approval of XPOVIO or any of the Company’s drug candidates that receive regulatory approval; the Company’s results of clinical trials and preclinical trials, including subsequent analysis of existing data and new data received from ongoing and future trials; the content and timing of decisions made by the U.S. Food and Drug Administration and other regulatory authorities, investigational review boards at clinical trial sites and publication review bodies, including with respect to the need for additional clinical trials; the ability of the Company or its third party collaborators or successors in interest to fully perform their respective obligations under the applicable agreement and the potential future financial implications of such agreement; the Company’s ability to enroll patients in its clinical trials; unplanned cash requirements and expenditures; substantial doubt exists regarding the Company’s ability to continue as a going concern; development or regulatory approval of drug candidates by the Company’s competitors for products or product candidates in which the Company is currently commercializing or developing; and the Company’s ability to obtain, maintain and enforce patent and other intellectual property protection for any of its products or product candidates. These and other risks are described under the caption “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, which was filed with the Securities and Exchange Commission (SEC) on August 13, 2026, and in other filings that the Company may make with the SEC in the future. Any forward-looking statements contained in this Current Report on Form 8-K speak only as of the date hereof, and, except as required by law, the Company expressly disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KARYOPHARM THERAPEUTICS INC.

Date: August 31, 2026	By:	/s/ Michael Mano
Michael Mano
Executive Vice President, Chief Legal Officer and Secretary

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